EXHIBIT 99.1


[NYSE LOGO]


         FOR IMMEDIATE RELEASE                     Contact:   Rich Adamonis
                                                              212-656-2140
                                                              Radamonis@nyse.com

                 NYSE CFO AMY S. BUTTE TO DEPART NYSE END OF MAY
          --Led Drive to Modernize Financial Systems and Processes to
                         Position NYSE for the Future--

         New York, Feb. 14 - "With Amy's decision to leave the Exchange later this year, the NYSE will lose a strategically valuable and effective member of the senior management team," said NYSE Chief Executive John A. Thain upon accepting the resignation of Amy S. Butte as Chief Financial Officer and Executive Vice President, effective May 31, 2006.
         "Amy joined the Exchange at a critically important time in the Exchange's history, and brought with her a wealth of experience, insight and vision," Mr. Thain said. "Amy led the drive to improve efficiencies, modernized the Exchange's financial systems and processes, and helped reinvent our business and pricing models. I am especially grateful to Amy for her invaluable work on the NYSE/ Archipelago merger. On behalf of all my colleagues at the NYSE, I wish her great success in her future endeavors."
         Ms. Butte, who joined the NYSE on Feb. 5, 2004, said: "As the first outside hire in 2004, I have had the privilege of working closely with John Thain and the Board of Directors in developing and executing a strategy to ensure that the NYSE sustains a leadership role in the evolving global financial marketplace. I am proud of the accomplishments we've made in the area of corporate governance. The NYSE can truthfully claim to be best in class, setting an example for listed companies and shareholders from around the world.


     "Working with the NYSE leadership team across many facets of the business, particularly the merger with Archipelago, to create a growth company with a global mandate has been a career enhancing experience. It is one which has honed my management and leadership skills and has given me a greater global perspective," Ms. Butte added. "My time at the NYSE has been enriching. I would now like to combine my experiences and lead a forward-looking, growth-minded organization."

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         Ms. Butte will be active in seeing the NYSE Group through its merger integration process.

                                 ABOUT MS. BUTTE

         Prior to joining the NYSE, Ms. Butte at Credit Suisse First Boston helped lead the development of the firm's global asset-gathering division and the sale of the firm's correspondent clearing business, Pershing, to the Bank of New York. Prior to that, she was a highly acclaimed equity research analyst at Bear Stearns, responsible for coverage of the brokerage, asset-gathering and financial-technology industries.
         She started her equity research career at Merrill Lynch. She has also worked at various financial technology companies within the industry.
         Ms. Butte has an MBA from Harvard University Graduate School of Business Administration and a bachelor's in Political Science and Psychology from Yale University. She is the co-chair of the Corporate Advisory Board of the New York City Ballet, a board member of the YMCA of Greater New York and the National Organization of Investment Professionals (NOIP), as well as a participant in the World Economic Forum's Young Global Leaders program.


IMPORTANT ACQUISITION INFORMATION WITH RESPECT TO THE MERGER

In connection with the proposed merger of the New York Stock Exchange, Inc. ("NYSE") and Archipelago Holdings, Inc. ("Archipelago"), NYSE Group, Inc. has filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) containing a joint proxy statement/prospectus regarding the proposed transaction. The parties have filed other publicly available relevant documents concerning the proposed transaction with the SEC. The SEC declared the Registration Statement effective on November 3, 2005.


NYSE MEMBERS AND ARCHIPELAGO STOCKHOLDERS ARE URGED TO READ THE FINAL JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION.


NYSE members and Archipelago stockholders can obtain a free copy of the final joint proxy statement/prospectus, as well as other filings containing information about NYSE and Archipelago without charge, at the SEC's website (http://www.sec.gov ). Copies of the final joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Office of the Corporate Secretary, NYSE, 11 Wall Street, New York 10005, 212-656-2061 or to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.


This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may contain forward-looking information regarding the NYSE and Archipelago and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These include statements about the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of NYSE's and Archipelago's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in Archipelago's filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on Archipelago's website at http://www.Archipelago.com, and the Registration Statement on Form S-4 filed by NYSE Group, Inc. with the SEC on July 21, 2005 (and amended on September 24, 2005, October 24, 2005 and November 3, 2005).


You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except for any obligation to disclose material information under the Federal securities laws, none of the NYSE, Archipelago or the combined company after the completion of the transactions undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

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